UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: January 15, 2009

                         AMR CORPORATION                   _
(Exact name of registrant as specified in its charter)

          Delaware                                     1-8400                                      75-1825172           _
(State of Incorporation) ( Commission File Number)     (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)  (Zip Code)

                     (817) 963-1234                 _
   (Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

AMR Corporation is filing herewith a press release issued on January 15, 2009 as Exhibit 99.1, which is included herein.  This press release was issued to announce put option notification for 4.5% senior convertible notes due 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  January 15, 2009

EXHIBIT INDEX

Exhibit    Description

99.1 Press Release

CONTACT:                       Andrew Backover
Corporate Communications
Fort Worth, Texas
817-967-1577
corp.comm@aa.com

FOR RELEASE: Thursday, Jan. 15, 2009

AMR CORPORATION ANNOUNCES PUT OPTION NOTIFICATION
FOR 4.5% SENIOR CONVERTIBLE NOTES DUE 2024

FORT WORTH, Texas – AMR Corporation (NYSE: AMR) today announced that it is notifying holders of the $307,979,000 outstanding principal amount of its 4.5% Senior Convertible Notes due 2024 (the “Notes”) that they have an option, pursuant to the terms of the Notes, to require AMR to purchase, on Feb. 15, 2009, all or a portion of such holders’ Notes (the “Put Option”) at a price equal to $1,000 per $1,000 principal amount of the Notes, plus any accrued and unpaid interest to Feb. 15, 2009. As Feb. 15, 2009 is an interest payment date for the Notes, interest accrued up to the purchase date will be paid to record holders as of the regular record date immediately preceding this interest payment date, and therefore AMR expects that there will be no accrued and unpaid interest due as part of the purchase price. Under the terms of the Notes, AMR has the option to pay the purchase price for the Notes with cash, stock, or a combination of cash and stock, and has elected to pay for the Notes solely with cash.
As required by rules of the Securities and Exchange Commission, AMR will file a Tender Offer Statement on Schedule TO later today. In addition, AMR’s company notice to holders (a copy of which will be attached as an exhibit to such Schedule TO) with respect to the Put Option specifying the terms, conditions and procedures for exercising the Put Option will be available through The Depository Trust Company and the paying agent, which is Wilmington Trust Company. None of AMR, its board of directors, or its employees has made or is making any representation or recommendation to any holder as to whether to exercise or refrain from exercising the Put Option.
Noteholders’ opportunity to exercise the Put Option will commence on Jan. 15, 2009, and will terminate at 5:00 p.m., New York City time, on Feb. 13, 2009. Holders may withdraw any previously delivered purchase notice pursuant to the terms of the Put Option at any time prior to 5:00 p.m., New York City time, on Feb. 13, 2009.
The address of Wilmington Trust Company is Rodney Square North, 1100 North Market Street, 9th Floor, Wilmington, DE, 19890, Attention: Alisha Clendaniel.
This press release is for informational purposes only and is not an offer to purchase, or the solicitation of an offer to purchase, the Notes.
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Current AMR Corp. news releases can be accessed via the Internet.
The address is http://www.aa.com